                              [Form of Security]
                         [Fixed Rate Medium-Term Note]

REGISTERED                                 REGISTERED
No. FXR-                                        PRINCIPAL AMOUNT:
CUSIP

                               MONSANTO COMPANY

                          MEDIUM-TERM NOTE, SERIES D


            [Insert if the Security is to be a Global Security -- This
             -------------------------------------------------
security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Security is exchangeable for Securities registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the depositary to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository.

            Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any Security issued upon registration of transfer of, or in exchange for, or in lieu of, this Security is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

            [If this Security was issued with "original issue discount" for purposes of Section 1273 of the Internal Revenue Code of 1986, as amended, the following shall be completed: For purposes of Sections 1272, 1273 and 1275 of the United States Internal Revenue Code of 1986, as amended, the issue price of this Security is -----% of its principal amount, the amount of original issue discount on this Security is $----- per $1,000 of stated face amount, the issue date is -----------, ---- and the yield to maturity is ---%. The amount of the original issue discount allocable to the short accrual period, if any, is $---- per $1,000 of stated face amount, determined on the basis of the exact method.]


                                          EXCHANGE RATE
                                          AGENT:

SPECIFIED CURRENCY --
PRINCIPAL:


SPECIFIED CURRENCY --
INTEREST:


EXCHANGE RATE as of
----------- ---, 19--
[insert Business Day prior to
day offer was accepted]:
U.S.$1.00= -----


ORIGINAL ISSUE DATE:                      STATED
                                          MATURITY:

INTEREST RATE:      %                     REDEMPTION
                                          COMMENCEMENT
                                          DATE:

REDEMPTION                                REDEMPTION
PERIODS:                                  PRICES:

                                          REPAYMENT DATE

ORIGINAL ISSUE                            DEFAULT RATE:    %
DISCOUNT SECURITY:                        (applicable only if
                                          Security is an
   Yes: --- No: ---                       Original Issue
                                          Discount Security)

OTHER TERMS:


            MONSANTO COMPANY, a Delaware corporation (herein called the "Company", which term includes any successor Person under the Indenture referred to herein), for value received, hereby promises to pay to ------------------------ ---- ---------------------------------- or
registered assigns, the principal sum of ------------------------------ ----
------------------------------------- on the Stated Maturity Date specified above [If the Security is to bear
       --------------------------
interest prior to Maturity, insert --, and to pay interest thereon from the
----------------------------------
Original Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 15 and October 15 of each year and at Maturity, commencing on the first such Interest Payment Date next succeeding the Original Issue Date (or, if the Original Issue Date is after a Regular Record Date and before the Interest Payment Date immediately following such Regular Record Date, on the second such Interest Payment Date next succeeding the Original Issue Date), at the Interest Rate per annum specified above, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 and October 1 (whether or not a Business Day), as the case may be, next preceding the relevant Interest Payment Dates; provided, however, that interest payable at Maturity will be payable to
       -------- --------
the Person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor
Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

            [If the Security is not to bear interest prior to Maturity,
             ----------------------------------------------------------
insert -- The principal of this Security shall not bear interest except in
------
the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the Default Rate per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the Default Rate per annum specified above (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

            Payment of principal of (and premium, if any) and any interest on this Security will be made in the Specified Currency specified above; provided, however, that, if this security is denominated in other than U.S.
--------  -------
dollars, payments of principal (and premium, if any) and interest on this Security will nevertheless be made in U.S. dollars: (a) at the option of the Holder of this Security under the procedures described in the two next succeeding paragraphs and (b) at the option of the Company in the case of imposition of exchange controls or other circumstances beyond the control of the Company as described in the fifth succeeding paragraph. The Company will at all times appoint and maintain a Paying Agent (which may be the Trustee) authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities of this series on behalf of the Company and having an office or agency (the "Paying Agency Office") in The City of New York (the "Place of Payment") where Securities of this series may be presented or surrendered for payment and where notices, designations or requests in respect of payments with respect to Securities of this series may be served. The Company has initially appointed The Chase Manhattan Bank as such Paying Agent and will give prompt written notice to the Trustee of any change in such appointment.

            Except as provided in the next paragraph, payments of interest and principal (and premium, if any) for any Security of this series denominated in a Specified Currency other than U.S. dollars will be made in U.S. dollars if the registered Holder of such Security on the relevant Regular Record Date or at the Maturity of such Security, as the case may be, has transmitted a written request for such payment in U.S. dollars to the Paying Agent at the Paying Agency Office in the Place of Payment on or before such Regular Record Date or the date 15 days before such Maturity, as the case may be. Such request must be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. Any such request made for any Security by a registered Holder will remain in effect for any further payments of interest and principal (and premium, if any) on such Security payable to such Holder, unless such request is revoked on or before the relevant Regular Record Date or the date 15 days before the Maturity of such Security, as the case may be.

            The U.S. dollar amount to be received by a Holder of a Security denominated in a Specified Currency other than U.S. dollars who elects to receive payment in U.S. dollars will be determined by the Exchange Rate Agent based upon the highest bid quotation in The City of New York for U.S. dollars received by such Exchange Rate Agent as of 11:00 a.m., New York City time, on the second Business Day next preceding the applicable payment date from three recognized foreign exchange dealers selected by the Exchange Rate Agent (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of such Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable to all Holders of Securities of this series denominated in such Specified Currency electing to receive U.S. dollar payments on such payment date and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available on the second Business Day preceding the payment of principal (and premium, if any) or interest for any such Security, such payment will be made in the Specified Currency. All currency exchange costs associated with any payment in U.S. dollars on any such Security will be borne by the Holder thereof by deductions from such payment. If this Security is denominated in a Specified Currency other than U.S. dollars, (i) the Company will at all times appoint and maintain a banking institution that is not an Affiliate of the Company as Exchange Rate Agent hereunder; and (ii) the Company has initially appointed The Chase Manhattan Bank as such Exchange Rate Agent and will give prompt written notice to the Trustee of any change in such appointment.

            Payment of the principal of (and premium, if any) and any interest on any Security of this series due at the Maturity of such Security to be made in U.S. dollars will be made in immediately available funds upon surrender of such Security to the Paying Agent at the Paying Agency Office in the Place of Payment; provided that such Security is presented to the Paying
                      --------
Agent in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Payments of interest on any Security of this series to be made in U.S. dollars (other than at the Maturity of such Security) will be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer, in the case of a holder of U.S.$10,000,000 or more in aggregate principal amount of

Securities of like tenor and term, to such account as may have been appropriately designated by such Person in writing and received by the Paying Agent prior to the applicable Regular Record Date.

            Payments of interest and principal (and premium, if any) with respect to any Security of this series to be made in a Specified Currency other than U.S. dollars will be made by wire transfer to such account with a bank located in the country issuing the Specified Currency (or, if such Security is denominated in ECUs, Brussels) or other jurisdiction acceptable to the Company and the Paying Agent as shall have been designated at least 5 days prior to the applicable Interest Payment Date or the Maturity of such Security, as the case may be, by the registered Holder of such Security on the relevant Regular Record Date or at such Maturity, provided that, in the
                                                      --------
case of payment of principal of (and premium, if any) and any interest due at such Maturity, such Security is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Such designation shall be made by filing the appropriate information with the Paying Agent at the Paying Agency Office in the Place of Payment, and, unless revoked, any such designation made with respect to any Security of this series by a registered Holder will remain in effect with respect to any further payments with respect to such Security payable to such Holder. If a payment in a Specified Currency other than U.S. dollars with respect to any Security of this series cannot be made by wire transfer because the required designation has not been received by the Paying Agent on or before the requisite date or for any other reason, the Company will cause a notice to be mailed to the Holder of such Security at its registered address requesting a designation pursuant to which such wire transfer can be made and, upon the Paying Agent's receipt of such a designation, such payment will be made within 5 days of such receipt. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to any Security of this series, but any tax, assessment or governmental charge imposed upon payments will be borne by the Holder of such Security.

            If the principal of (and premium, if any) or interest on any Security of this series is payable in other than U.S. dollars and such Specified Currency is not available, due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of such Security by making payments in U.S. dollars at a rate determined by the Exchange Rate Agent on the basis of the most recently available Exchange Rate (as defined herein).

            This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of August 1, 1990, (the "Indenture"), between the Company and The Chase Manhattan Bank (National Association), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated herein. The Securities of this series may be issued upon original issuance under the Indenture from time to time at an aggregate initial public offering price not to exceed $100,000,000 or its equivalent in another currency or composite currency.

            Payments of interest hereon with respect to any Interest Payment Date will include interest accrued to but excluding such Interest Payment Date. Interest hereon shall be computed on the basis of a 360-day year of twelve 30-day months.

            Any payment on this Security due on any day which is not a Business Day in The City of New York (and, if the Specified Currency specified herein is other than U.S. dollars, in the country issuing such Specified Currency (or, for ECUs, Brussels)) need not be made on such day, but may be made on the next succeeding such Business Day with the same force and effect as if made on such due date, and no interest shall accrue for the period from and after such date. "Business Day," for any particular location, means each Monday, Tuesday, Wednesday, Thursday, and Friday which is not a day on which banking institutions in such location are authorized or obligated by law or executive order to close.

            Unless a Redemption Commencement Date is specified herein, this security shall not be redeemable at the option of the Company before the Stated Maturity specified herein. If a Redemption Commencement Date is so specified, this Security is subject to redemption upon not less than 30 days' nor more than 90 days' notice by first class mail at any time on or after the Redemption Commencement Date, as a whole or in part, at the election of the Company, at the Redemption Price specified herein (expressed as a percentage of the principal amount of this Security) applicable to the Redemption Period so specified during which this Security is to be redeemed, together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to herein, all as provided in the Indenture.

            In addition to the redemption provisions described in the preceding paragraph, if one or more Repayment Dates is specified herein, this Security will be repayable by the Company, as a whole or in part (provided that, if repaid in part, the remaining principal amount of the Security shall be an authorized denomination), at the election of the Holder. Such repayment shall be made on a Repayment Date, at a Repayment Price equal to 100% of the principal amount of the Security or portion thereof being repaid together with accrued interest to the Repayment Date. Notwithstanding the foregoing, any interest installment whose Stated Maturity is on or prior to the Repayment Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to herein.

            In order to elect repayment of this Security, the Holder hereof must surrender this Security to the Paying Agent at the Paying Agency office not less than 30 days nor more than 45 days prior to the Repayment Date, with the form set forth herein entitled "Option to Elect Repayment" duly completed. Election of repayment shall (unless otherwise provided by law) be irrevocable.

            In the event of redemption or repayment of this Security in part only, a new Security or Securities of this series and of like tenor and for a principal amount equal to the unredeemed or unrepaid portion will be issued to the registered Holder upon the cancellation hereof.

            If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series (or, in the case of any Securities of this series that are Original Issue Discount Securities, the Default Amount thereof) may be declared due and payable in the manner and with the effect provided in the Indenture.

            If this Security is an Original Issue Discount Security and if an Event of Default with respect to the Securities of this Series shall have occurred and be continuing, the Default Amount of principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture. Such Default Amount shall be equal to the adjusted issue price as at the first day of the accrual period as determined under Treasury Regulation Section 1.1275-1(b) (or successor regulation) under the United States Internal Revenue Code of 1986, as amended, in which the date of acceleration occurs increased by the daily portion of the original issue discount for each day in such accrual period ending on the date of acceleration, as determined under Treasury Regulation Section 1.1272-1(b)
(or successor regulation) under the United States Internal Revenue Code of 1986, as amended. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal (to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on this Security shall terminate.

            The Indenture contains provisions for defeasance at any time of
(i) the entire indebtedness of this Security or (ii) certain restrictive covenants with respect to this Security, in each case upon compliance with certain conditions set forth therein.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. The principal amount of an Original Issue Discount Security or a Security denominated in a Specified Currency other than U.S. dollars that shall be deemed to be Outstanding for purposes of the foregoing shall be determined as provided in the Indenture. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security or Securities issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

            No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and any interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

            As provided in the Indenture and subject to certain limitations (including, if this Security is a Global Security, certain additional limitations) therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            The Securities of this series are issuable only in fully-registered form without coupons in denominations of (i) if denominated in U.S. dollars, $1,000 and any integral multiple thereof or (ii) if denominated in a Specified Currency other than U.S. dollars, the amount of such Specified Currency equivalent, at the noon buying rate in The City of New York for cable transfers for such Specified Currency (the "Exchange Rate") on the date specified above, to U.S. $1,000 (rounded down to an integral multiple of 1,000 units of the Specified Currency) and any integral multiple thereof of such Specified Currency. Only Securities denominated and payable in U.S. dollars may be issued, in whole or in part, in the form of one or more Global Securities bearing the legend specified in the Indenture regarding certain restrictions on registration of transfer and exchange and issued to The Depository Trust Company as depositary for the Global Securities of this series (the "Depository") or its nominee and registered in the name of the Depository or such nominee. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series issued in definitive registered form are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

            No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

            No recourse shall be had for the payment of the principal of (or premium, if any) or any interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

            This Security shall be governed by and construed in accordance with the laws of the State of New York.

            All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

            Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                                    MONSANTO COMPANY


[SEAL]                                    By
                                            -----------------------
                                             Authorized Officer

Attest:

------------------------------
      Assistant Secretary

                         CERTIFICATE OF AUTHENTICATION

            This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                          THE CHASE MANHATTAN BANK
                                             As Trustee


                                          By
                                            -----------------------
                                             Authorized Officer



                                    -12

                                  ASSIGNMENT
                                  ----------


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfers) unto
                ---------------------

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PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

 -------------------------
/                        /
 ------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                  (Please Print or Typewrite Name and Address
                    Including Postal Zip Code of Assignee)

-------------------------------------------------------------------------------
the within Security and all rights thereunder, and hereby
irrevocably constitutes and appoints
                                     ------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:
       -------------

Signature Guaranteed


-------------------------------------------------------------------------------
NOTICE: Signature(s) must be guaranteed by an eligible guarantor institution which is a member of a recognized signature guaranty program, i.e., Securities
                                                              - -
Transfer Agents Medallion (STAMP), Stock Exchange Medallion Program (SEMP) or New York Stock Exchange Medallion Signature Program (MSP), a member firm of the New York State Stock Exchange or a commercial bank or trust company.


-------------------------------------------------------------------------------
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Security in every particular, without alteration or enlargement or any change whatever.

                           OPTION TO ELECT REPAYMENT

TO:   MONSANTO COMPANY


            The undersigned Holder of this Security hereby irrevocably instructs the Company to repay this Security in accordance with the terms set forth in this Security. The instruction is being given in exercise of the Holder's option to require repayment of this Security on one or more Repayment Dates as specified in this Security.


Dated:
        ----------------------

Name and address of Holder:

----------------------------------------

----------------------------------------

----------------------------------------

            If only a portion of this Security is submitted for redemption, please indicate:

            1.    Principal Amount submitted for redemption: $------------.

            2. Amount and denomination of Securities representing principal amount of this Security not submitted for redemption to be issued:
Amount $------------- Denominations: $---------- ($1,000 or an integral multiple thereof).


                                    -14-